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ProPetro Announces Pricing Improvements and
Additional Dual-Gas Lower Emissions Conversions

Midland, TX – September 29, 2021 − ProPetro Holding Corp. (“ProPetro”) (NYSE: PUMP) today announced an order for 50 Tier IV Dynamic Gas Blending (“DGB”) pumping unit conversions for approximately $74 million. The 50 pumping units will be used to convert existing Tier II diesel units to lower emissions Tier IV DGB dual-gas engines with deliveries beginning in December 2021 and continuing through the first half of 2022.

“The demand for efficient services in a moderate activity recovery environment coupled with differentiated pricing for lower emissions equipment that advances our customers’ ESG initiatives has led to improved profitability for ProPetro’s Tier IV DGB offering,” said Sam Sledge, Chief Executive Officer of ProPetro. “The commitment to these conversions highlights our pledge to provide top-tier efficiency and reliability for hydraulic fracturing services in the Permian Basin, while delivering ESG-friendly solutions to our customers. Due to ongoing supply chain constraints for critical equipment, combined with recovering pricing for our services, including for our Tier II diesel equipment, we believe now is the optimal time to act on these orders.”

“Additionally, dual-gas fleets remain highly utilized in our market and our customers are very pleased with their performance,” added Sledge. “These units will also enhance ProPetro’s ESG profile and service offerings by delivering upgraded, more efficient engines that will displace diesel and reduce emissions by increasing the use of natural gas as a fuel for our frac operations. We also believe attrition of efficient pressure pumping equipment in the basin has accelerated over the past two years. These converted units, paired with ProPetro’s industry-leading operational performance, will continue to position us well in a frac market that is currently constrained for reliable, high-performing, and lower emissions fleets.”

ProPetro believes the current supply chain stress will continue to extend delivery times for critical oilfield equipment through 2022 while the risk of inflation threatens to further increase costs. Accordingly, ProPetro has elected to bring forward a commitment of $74 million of anticipated 2022 capital expenditures to ensure timely execution of ProPetro’s 2022 equipment conversion plans. Moreover, these upgrades will further support ongoing maintenance schedules for existing equipment.

Approximately $30 million of the $74 million will be paid in 2021 with the remainder paid as deliveries continue during the first half of 2022. The Company now expects full year 2021 incurred capital expenditures to be between $145 million and $160 million. As of September 28, 2021, ProPetro’s total available liquidity which is inclusive of cash and available capacity under the Company’s revolving line of credit remains in excess of $130 million.

"In our previous earnings release in August, we indicated our intentions to make strategic supply chain investments," said David Schorlemer, Chief Financial Officer. “The orders announced today follow through with our previous comments and come in conjunction with improved pricing across our portfolio of services over the last few months. Additionally, having remained disciplined with our capital and

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protecting our balance sheet has enabled the Company to make these opportunistic investments at this critical time while maintaining a prudent liquidity position with no debt outstanding."

About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information, please visit www.propetroservices.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in ProPetro’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, ProPetro may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

For further information, please contact:

Contact: ProPetro Holding Corp

David Schorlemer, 432-227-0864
Chief Financial Officer
David.Schorlemer@propetroservices.com

Contact: ProPetro Holding Corp

Josh Jones, 432-276-3389
Director of Finance
Josh.Jones@propetroservices.com